SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.______)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

[        ]       Definitive Proxy Statement

[ ]       Definitive Additional Materials

[ X]	Soliciting Material under Rule 14a-12

Edward Jones Money Market Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4)

and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ]       Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

_______________________________________________________________

2)       Form, Schedule or Registration Statement No.:

_______________________________________________________________

3)       Filing Party:

_______________________________________________________________

4)       Date Filed:

_______________________________________________________________

www.edwardjones.com

12555 Manchester Road

St. Louis, MO 63131

October 06, 2016

Important vote impacting your Edward Jones Money Market Fund

As a shareholder of the Edward Jones Money Market Fund (the "Fund"), you have the opportunity to vote on important proposals that affect you and the Fund.

Enclosed is a proxy statement that provides important details about the proposals and the upcoming shareholder meeting on Dec. 9 and should be read carefully.

At the meeting, shareholders of the Fund will be asked:

1.	To approve the election of four (4) trustees for the Edward Jones Money Market Fund;
2.	To approve the new Investment Management and Administration Agreement between the Edward Jones Money Market Fund and Passport Research, Ltd.;
3.	To approve the new Sub-Advisory and Sub-Administration Agreement among Passport Research, Ltd., Federated Investment Management Company, Federated Administrative Services and the Edward Jones Money Market Fund;
4.	To approve the new Rule 12b-1 Plan for the Edward Jones Money Market Fund; and
5.	To approve the operation of the Edward Jones Money Market Fund in the manner described in a "manager-of-managers" exemptive order previously granted by the Securities and Exchange Commission that would permit the Edward Jones Money Market Fund to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without shareholder approval.

The Board of Trustees has unanimously approved the proposals and recommends that you vote FOR the proposals. If approved, the proposals will result in a decrease to the Fund's investment advisory fee.

Please cast your vote today online, by mail or by phone.

•	Call 1-855-723-7820 to speak to a proxy specialist Monday through Friday from 9 a.m. to 10 p.m. Eastern time.
•	Complete and mail the enclosed proxy card in the postage-paid envelope provided.
•	Visit proxyvote.com and enter the control number on your proxy card.
•	If you are enrolled in Online Access, visit the Documents, Proxies & Other Shareholder Materials tab to review the proxy materials and complete your voting card.

It's important you vote today.

The sooner you cast your vote, the greater the chance we'll have of ensuring we receive the number of votes required to hold the meeting as scheduled on Dec. 9, so please take action today.

We appreciate your prompt attention to this important matter. If you have any questions or need assistance voting, please contact your financial advisor.

Sincerely,

Edward Jones Money Market Fund

Encl.

Inbound BOA Solicitation Script

Edward Jones

Edward Jones Money Market Fund

Special Meeting December 9, 2016

Broadridge Voting Toll Free Number: 1-855-723-7820

Any questions you receive must follow the call script below. To ensure their questions are answered completely and accurately we recommend connecting them with Broadridge at 1-855-723-7820 for assistance.

Inbound Greeting:

“Thank you for calling <FA Name> office with Edward Jones. My name is <BOA Name>, how may I assist you today?”

Script to address client inquiries:

"Edward Jones and Federated Investment Management Co. have agreed to restructure the ownership of Passport Research, Ltd., the investment adviser to the Edward Jones Money Market Fund. Recent money market reforms and the changing market environment have led us to propose refreshing the structure."

"In connection with the restructuring, the Fund's shareholders will be asked to approve a number of changes to the Fund through a proxy, and I wanted to make sure you didn't overlook the proxy."

"If approved, the proposals will result in a decrease to the Fund's investment advisory fee.  The Fund's overall expenses are expected to be lower after an anticipated expense limitation agreement."

"The Fund's independent Board of Trustees recommend shareholders vote FOR the proposals."

"The board has enlisted the services of Broadridge, a proxy service center, to assist the fund in recording your vote for this effort."

"Your vote is important, and while I am not able to advise how you should vote, I encourage you to review the proxy materials you received. I can connect you to a Broadridge representative who can answer your questions and record your vote."

"The process should only take a few minutes. Would you like me to connect you?"
(See instructions below. Dial 800 number. When Broadridge answers, disconnect.)

Instructions for connecting with a Broadridge representative:

1.	Dial 1-855-723-7820
2.	Indicate you are with Edward Jones and you have Mr./Mrs. _____ on the line with you who would like to record their vote for the Edward Jones Money Market Fund proxy.
3.	Allow Broadridge representative to proceed with recording the vote. You may disconnect from the line.

Any additional client questions that cannot be answered using the call script above must be directed to Broadridge at 1-855-723-7820.

CONTACT:

For BOA questions, call the Money Market Hotline at ext. 20936, available from 8:00 a.m. – 7:00 p.m. CT. If clients have additional questions they should be directed to Broadridge, at 1-855-723-7820.

Outbound BOA Solicitation Script

Edward Jones

Edward Jones Money Market Fund

Special Meeting December 9, 2016

Broadridge Voting Toll Free Number: 1-855-723-7820

Any questions you receive must follow the call script below. To ensure their questions are answered completely and accurately we recommend connecting them with Broadridge at 1-855-723-7820 for assistance.

Outbound Greeting:

“Hi Mr. /Ms. , this is <BOA name> from <FA name> office and I am calling regarding some proxy materials you recently received for the Edward Jones Money Market Fund. The materials you received from Broadridge, a proxy service center assisting the Fund in recording your vote for this effort, are related to the upcoming Special Meeting of Shareholders to be held on December 9, 2016 and we have not received your vote. ”

Call script:

"Edward Jones and Federated Investment Management Co. have agreed to restructure the ownership of Passport Research, Ltd., the investment adviser to the Edward Jones Money Market Fund. Recent money market reforms and the changing market environment have led us to propose refreshing the structure."

"In connection with the restructuring, the Fund's shareholders will be asked to approve a number of changes to the Fund through a proxy, and I wanted to make sure you didn't overlook the proxy."

"If approved, the proposals will result in a decrease to the Fund's investment advisory fee.  The Fund's overall expenses are expected to be lower after an anticipated expense limitation agreement."

"The Fund's independent Board of Trustees recommend shareholders vote FOR the proposals."

"The board has enlisted the services of Broadridge, a proxy service center, to assist the fund in recording your vote for this effort."

"Your vote is important, and while I am not able to advise how you should vote, I encourage you to review the proxy materials you received. I can connect you to a Broadridge representative who can answer your questions and record your vote."

"The process should only take a few minutes. Would you like me to connect you?"
(See instructions below. Dial 800 number. When Broadridge answers, disconnect.)

Instructions for connecting with a Broadridge representative:

1.	Dial 1-855-723-7820
2.	Indicate you are with Edward Jones and you have Mr./Mrs. _____ on the line with you who would like to record their vote for the Edward Jones Money Market Fund proxy.
3.	Allow Broadridge representative to proceed with recording the vote. You may disconnect from the line.

Any additional client questions that cannot be answered using the call script above must be directed to Broadridge at 1-855-723-7820.

ANSWERING MACHINE MESSAGE:

"Hello, <client name>, this is <BOA Name> from <FA name> office, and I am calling regarding your account. Please give me a call at <branch phone #> at your earliest opportunity."

CONTACT:

For BOA questions, call the Money Market Hotline at ext. 20936, available from 8:00 a.m. – 7:00 p.m. CT. If clients have additional questions they should be directed to Broadridge, at 1-855-723-7820.

INTERNAL USE ONLY

Questions

Proxy Statement

What if my client asks me how to vote their proxy?

Do NOT tell clients that you are in favor of approving the proposals. Please encourage your clients to review the proxy materials carefully and vote their shares. Be sure to follow the appropriate script (link to scripts) when discussing the proxy materials with Edward Jones clients. If the client would like further information, please offer to connect them with a Broadridge representative to review the proposals with them and record their vote.

What if my client asks me specific questions regarding the proposals?

Please connect clients with Broadridge at 1-855-723-7820 to address any specific questions related to the proposals outlined in the proxy statement.

Who is Broadridge?

Broadridge is a company that specializes in proxy solicitations, to solicit the proxy. Broadridge is responsible for mailing, soliciting and tabulating shareholder votes.

How can shareholders vote?

• Once shareholders receive the proxy package (the proxy statement, wrapper and ballot) they may vote by:

•	Online - Use the web address on the ballot (proxyvote.com), or the email they receive.

•                     Online Access – If enrolled in Online Access, clients can visit the Documents, Proxies & Other Shareholder Materials tab to review the proxy materials and complete the voting card.

•	Phone - Use the toll-free number (1-855-723-7820) on the ballot – clients should follow the instructions from the Broadridge representative and will NOT need to have their proxy card available when they call.
•	Mail - Clients sign, date and complete the ballot and return it in the postage-paid envelope provided. Note: If clients vote by phone or online, they do not need to mail the proxy ballot.
•	Special Meeting - Clients may vote in person at the Special Meeting of shareholders on December 9, 2016, to be held at the offices of Edward Jones, located at 12555 Manchester Road, Saint Louis, Missouri 63131, at 9:00 a.m. (Central time), if they have obtained a legal proxy from their bank, broker or other nominee giving them the right to vote their shares in person.

What is the timing for this proxy?

•       As mentioned in the summary, the mailing will begin on October 14, 2016, and will be completed by October 20, 2016.

•       Solicitation phone calls from Broadridge will begin on approximately October 27, 2016 and will continue until the needed vote is obtained.

•       Assuming the needed number of votes is obtained to reach quorum, the Special Meeting will be on December 9, 2016. (If the needed number is not obtained, the proxy statement explains the process to adjourn the Special Meeting until enough votes have been received to attain quorum.

Will the client/shareholder pay for the proxy solicitation?

No. The shareholders and the Fund will not pay for the proxy solicitation.

Solicitation of Votes

Clients may be contacted by Federated's proxy solicitor, Broadridge, to encourage them to vote their shares.

•       Branches should be aware of this proxy, and more importantly, that Broadridge may continue to call the fund shareholders who have not yet voted.

Who can clients call if they have questions about this Proxy Statement?

Shareholders will be advised to call Broadridge at 1-855-723-7820.

Who can Edward Jones representatives call if they have questions about this Proxy Statement?

You may call Broadridge at 1-855-723-7820 or call the Money Market Hotline at ext. 20936, available from 8:00 a.m. – 7:00 p.m. CT, or send a Service Request.

How will we know if the vote has finished?

We will keep track of the vote total on WEB5062243.

Will these calls count towards the T3 BOA Challenge?

Yes, proactive calls to encourage clients to exercise their right to vote will count towards the T3 BOA calls in the branch goal of the challenge. Remember, you may not advise the client how to vote and must follow the appropriate script (link).

Passport Ownership

1.	Why is Edward Jones acquiring Passport from Federated?
1.

The joint venture structure between the firms has been in place since 1981, and it has enabled Edward Jones to provide important liquidity and cash solutions to our clients. However, recent money market reforms and the changing market environment have led us and Federated to propose refreshing the structure. While Passport will become an indirect wholly-owned subsidiary of Jones Financial, Federated is expected to be retained as a sub-adviser to Passport and the team of individuals that would provide investment advisory services to the Edward Jones Money Market Fund is expected to be the same team that currently provides such services to the Fund.

When will this transition occur?

The transition is expected to be finalized in the fourth quarter of 2016. There are several approvals that will be required prior to the transaction being finalized, including fund board approval, regulatory approvals and shareholder consents and approvals. We will provide additional information about the progress and any actions required as it becomes available.

Will this transition affect the fees my client pays for the Edward Jones Money Market Fund?

As part of this transition and subject to shareholder approval, the Fund’s advisory fee would decrease and the Fund would adopt a 12b-1 plan. The Fund’s overall expenses would be expected to be lower due to the expected implementation of an expense limitation agreement between Passport and the Fund.

Edward Jones Money Market Fund Proxy

Action Needed: Encourage Clients to Vote

INTERNAL USE ONLY - DO NOT SHOW or DISTRIBUTE TO THE PUBLIC.
This material does NOT meet the requirements for use in printed or media form.

Summary – What is happening and Why

Edward Jones and Federated Investment Management Co. have agreed to restructure the ownership of Passport Research, Ltd., the investment adviser to the Edward Jones Money Market Fund (the "Fund"). The current structure between the firms has been in place since 1981, and it has enabled Edward Jones to provide important liquidity and cash solutions to our clients. However, recent money market reforms and the changing market environment have led us and Federated to propose refreshing the structure.

In connection with the restructuring, the Fund's shareholders will be asked to approve a number of changes to the Fund through a proxy, and need your help to make sure clients do not overlook the proxy.

If approved, the proposals would result in a decrease to the Fund’s investment advisory fee, and the Fund’s overall expenses would be expected to be lower due to the expected implementation of an expense limitation agreement between Passport and the Fund. The Fund’s independent board of trustees recommends shareholders vote FOR the proposals.

We are asking branch teams to contact their top money market clients to encourage them to vote because we are concerned clients might overlook the proxy.

Note: Proxy materials will be delivered to clients (and available online) beginning October 14th. Client contact should not begin before then.

Overview

Clients invested in the Fund as of September 26, 2016 will receive a proxy statement, allowing them to vote on important proposals that affect the Fund. Shareholders are entitled to one vote for each share of the Fund they own. By being proactive with your top shareholders, you will be able to:

•	reduce the number of reminder calls and mailings your clients will receive from Broadridge
•	potentially reduce the number of inbound calls you receive from clients with questions

What clients can expect

Clients will have the opportunity to vote over an 8-week period, beginning when they receive their materials and concluding at the shareholder meeting scheduled for December 9, 2016. (See the Proxy Statement that clients will receive. <Link to EJMMF Website>)

Some clients may also receive telephone calls from representatives of Broadridge, a company that specializes in proxy solicitations, asking shareholders to vote. Broadridge will begin reaching out to clients who have not yet voted beginning on or about October 27. By being proactive with your clients and helping them through the voting process, the number of solicitation calls to clients from Broadridge can be reduced.

Further details regarding the timing of the proxy and what clients will be receiving are included below.

Note: Edward Jones does not provide recommendations on how to vote proxies.

When and How will Broadridge Follow Up?

After October 27, Broadridge will contact any clients on the Money Market Proxy Call List via letter and phone calls if they have not voted. If clients call you to ask what is happening or why they are receiving these calls, please explain the process to them using the <inbound script> and connect them to Broadridge.

FYI: If you choose not to act on this, you may inadvertently create a significant number of inbound calls from clients seeking an explanation on why they are receiving calls from Broadridge.

Branch Action Required

Broadridge will solicit votes (via phone call and additional mailings) from all shareholders of the Fund, however to minimize the impact to clients, we recommend branches contact shareholders of the Fund using the following guidelines:

Your role in the process

Proactively reach out to clients who have a large quantity of shares in the Edward Jones Money Market Fund and encourage them to vote. We know clients can be sensitive to receiving communication from third party firms and if they vote their proxy prior to October 27 they will not receive any follow-up calls or mailings from Broadridge.

How to prioritize your calls:

Start with former Edward Jones associates noted on the Money Market Proxy Call List to vote their proxy. It's important to follow the <link to outbound call script> when making these calls.

TIP: Starting with former Edward Jones associates will help you get comfortable with the script and any questions you may receive.

Contact the top 15 shareholders on the Money Market Proxy Call List. It's important to follow the <link to outbound call script>.

TIP: You may already be contacting clients that are listed on the Money Market Proxy Call List for an upcoming appointment or another reason. At the end of that call please encourage them to vote and offer to connect them to Broadridge to help them through the process of voting their proxy.

Finally, use the provided WordPower e-mail/letter template <Link to .pdf of WordPower template> to reach out to any other clients on the Money Market Proxy Call List you would like to encourage to vote.

What to say

It is important to follow the call scripts when contacting shareholders.

When talking with clients encourage them to review the proxy materials themselves and connect them with Broadridge for additional support.

  Do: Encourage clients to review the materials carefully and to vote their shares.
  Do NOT: Tell clients that you are in favor of approving the proposals.

<Link to .pdf of outbound script>

<Link to .pdf of inbound script>

<Link to .pdf of WordPower template>

Key Dates What

26-Sep-2016 Shareholder record date: Shareholders with a record date of September 26, 2016 will receive the proxy mailing.

14-Oct-2016 to 20-Oct-2016 Proxy mailing and e-delivery: Proxy voting materials will be distributed beginning October 14, 2016, to shareholders of record date (September 26, 2016) of the Edward Jones Money Market Fund.

The initial distribution of material will be completed by October 20, 2016.

27-Oct-2016 Broadridge solicitation calls begin: Some clients may also receive telephone calls on Edward Jones' behalf from representatives of Broadridge. Broadridge will begin their solicitation calls with the highest shareholders who have not yet voted.

07-Nov-2016 First reminder mailing sent

09-Dec-2016 Special Meeting of Shareholders - To be held at 12555 Manchester Rd., St. Louis, MO 63131

What Clients Should Expect

How Clients Will be Contacted

Mail:

Clients will receive full packets that contain the proxy materials, by order of highest shareholders (1 share = $1) which will be mailed beginning October 14th.

The packet will include the full proxy and the phone number clients can call to submit their vote.

All clients are expected to receive proxy materials no later than October 20th.

Phone:

If enough votes are not cast initially, Broadridge will attempt to reach shareholders who have not voted through additional mailings or by phone, which increases expenses.

If this is necessary, clients will receive phone calls from Broadridge to solicit their proxy votes beginning on or about October 27th.

Contact Information Provided to Shareholders: Shareholders will be advised to call Broadridge at 1-855-723-7820.

Proposals Under Consideration

1.	To approve the election of four (4) new trustees for the Edward Jones Money Market Fund;
2.	To approve the new Investment Management and Administration Agreement between the Edward Jones Money Market Fund and Passport Research, Ltd.;
3.	To approve the new Sub-Advisory and Sub-Administration Agreement among Passport Research, Ltd., Federated Investment Management Company, Federated Administrative Services and the Edward Jones Money Market Fund;
4.	To approve the new Rule 12b-1 Plan for the Edward Jones Money Market Fund; and
5.	To approve the operation of the Edward Jones Money Market Fund in the manner described in a “manager-of-managers” exemptive order previously granted by the Securities and Exchange Commission that would permit the Edward Jones Money Market Fund to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without shareholder approval.

If approved, the proposals would result in a decrease to the Fund’s investment advisory fee, and the Fund’s overall expenses would be expected to be lower due to the expected implementation of an expense limitation agreement between Passport and the Fund. The Fund’s independent board of trustees recommends shareholders vote FOR the proposals.

Please encourage your clients to review the proxy materials carefully and vote their shares.

Shareholder Voting Methods

Online - Use the web address on the ballot (proxyvote.com), or the email they receive.

Online Access – If enrolled in Online Access, clients can visit the Documents, Proxies & Other Shareholder Materials tab to review the proxy materials and complete the voting card.

Phone - Use the toll-free number (1-855-723-7820) on the ballot – clients should follow the instructions from the Broadridge representative and will NOT need to have their proxy card available when they call.

Mail - Clients sign, date and complete the ballot and return it in the postage-paid envelope provided. Note: If clients vote by phone or online, they do not need to mail the proxy ballot.

Shareholder Meeting - Clients may vote in person at the shareholder meeting on December 9, 2016, to be held at the offices of Edward Jones, located at 12555 Manchester Road, Saint Louis, Missouri 63131, at 9:00 a.m. (Central time), if they have obtained a legal proxy from their bank, broker or other nominee giving them the right to vote their shares in person.

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Contact

Call Broadridge at 1-855-723-7820.

Call the Money Market Hotline at ext. 20936, available from 8:00 a.m. – 7:00 p.m. CT, or send a Service Request

Partner Solicitation Script

Edward Jones

Edward Jones Money Market Fund

Special Meeting December 9, 2016

Broadridge Voting Toll Free Number: 1-855-723-7820

Meeting script:

"Edward Jones and Federated Investment Management Co. have agreed to restructure the ownership of Passport Research, Ltd., the investment adviser to the Edward Jones Money Market Fund. Recent money market reforms and the changing market environment have led us to propose refreshing the structure."

"In connection with the restructuring, the Fund's shareholders will be asked to approve a number of changes to the Fund through a proxy, and we want to make sure Partners don't overlook the proxy.

"If approved, the proposals will result in a decrease to the Fund's investment advisory fee.  The Fund's overall expenses are expected to be lower after an anticipated expense limitation agreement."

"The Fund's independent Board of Trustees recommend shareholders vote FOR the proposals."

"The board has enlisted the services of Broadridge, a proxy service center, to assist the fund in recording your vote for this effort."

"Your vote is important, and while I am not able to advise how you should vote, I encourage you to review the proxy materials you will receive on October 14th and submit your vote."

Any questions you receive from Partners must follow the script above. To ensure their questions are answered completely and accurately, inquiries should be directed to proxy materials which includes Broadridge, contact information.

INTERNAL USE ONLY

Uptick Live 10-10

Ruth Read

Edward Jones and Federated Investment Management Co. have agreed to restructure the ownership of Passport Research Ltd., the investment adviser to the Edward Jones Money Market Fund. In connection with the restructuring, the fund's shareholders will be asked to approve a number of changes to the Fund through a proxy, and need your help to make sure clients do not overlook the proxy.

Later this week you will receive a call list of your clients invested in the Edward Jones Money Market Fund. Beginning October 14th, we are asking branch teams to contact their top money market clients to encourage them to vote. See WEB5062243 for required call scripts and WordPower templates to assist with these contacts.